UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 28, 2010

The Scotts Miracle-Gro Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-11593	31-1414921
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio		43041
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	937-644-0011

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2010, The Scotts Company LLC ("Scotts LLC"), a wholly-owned subsidiary of The Scotts Miracle-Gro Company (the "Registrant"), and Claude Lopez, the Registrant’s current Executive Vice President, International, executed an employment agreement (the "U.S. Employment Agreement"), with an effective date of October 1, 2010 (the "Effective Date"), to reflect the terms and conditions of Mr. Lopez’s new role as President, Global Sales of Scotts LLC, which Mr. Lopez will assume October 1, 2010. As of the Effective Date, the U.S. Employment Agreement will replace the Employment Contract for an Unlimited Time (the "Old Agreement") between Scotts France SAS and Mr. Lopez, and Mr. Lopez will no longer be an executive officer of the Registrant.

The U.S. Employment Agreement has a term of three years and reflects the fact that Mr. Lopez’s new assignment will be based in the United States. Mr. Lopez’s annual base salary under the U.S. Employment Agreement will initially be set at $475,000. That amount was determined by converting the salary set forth in the Old Agreement (€352,937) into United States dollars at an exchange rate of about 1.35 United States dollars to 1.0 Euros, which was approximately the exchange rate in effect at the time Scotts LLC and Mr. Lopez entered a non-binding term sheet addressing the essential terms that would be included in the definitive U.S. Employment Agreement. In addition to his base salary, Mr. Lopez also has a target annual incentive compensation (bonus) opportunity equal to 55% of his annual base salary, depending upon actual business results, in accordance with the terms of the annual incentive compensation plan for executives of Scotts LLC. Mr. Lopez will also be eligible to receive long-term equity-based incentive awards based upon performance targets and award levels determined by the Compensation and Organization Committee of the Board of Directors of the Registrant in accordance with the long-term incentive compensation plan for Scotts LLC’s executives.

In addition to the health and welfare and retirement benefits made available to other employees in the United States for which Mr. Lopez will be eligible, the U.S. Employment Agreement provides that Scotts LLC will make voluntary contributions on behalf of Scotts LLC and Mr. Lopez to maintain all state provided health and welfare, unemployment and retirement benefits made available to Mr. Lopez in France under the Old Agreement. Scotts LLC will pay up to U.S. $6,000 per month to cover Mr. Lopez’s housing/living costs in the United States and will pay for up to ten roundtrip commercial airline tickets per year for trips to and from France, to be allocated between Mr. Lopez and his immediate family members. The U.S. Employment Agreement further provides for a lump-sum payment of U.S. $100,000 (net of applicable taxes) to cover costs associated with establishing a residence in the United States and other non-recurring costs associated with the new U.S.-based assignment, as well as a cash payment to buy out any accrued but untaken vacation for the fiscal year ending September 30, 2010 to which Mr. Lopez would have been entitled under the Old Agreement as of the Effective Date. Mr. Lopez will receive other perquisites consistent with those provided to other senior executives of Scotts LLC based in the United States.

The U.S. Employment Agreement contemplates that Mr. Lopez will receive tax equalization benefits designed to maintain his approximate after-tax compensation at the level he would have received under the Old Agreement. In connection with the tax equalization benefits, Scotts LLC will provide for the annual preparation of Mr. Lopez’s United States and French tax returns by an independent preparer.

Mr. Lopez will also receive a one-time grant of performance units on the Effective Date. The performance units will have an approximate grant date value of U.S. $600,000, with the actual number of the Registrant’s common shares subject to the grant to be determined based on the closing price of such common shares on the grant date. The value of the performance unit grant reflects the approximate difference between the value of Mr. Lopez’s severance benefits under the Old Agreement and the value of his severance benefits under the U.S. Employment Agreement. The performance units will be earned upon the satisfaction of both a three-year service requirement and performance criteria based on the compound annual growth rate of the Registrant’s global consumer net sales over the three-year period from October 1, 2010 to September 30, 2013. The cliff vesting requirement will be accelerated in the event of Mr. Lopez’s death or disability, involuntary termination of Mr. Lopez’s employment by Scotts LLC without cause or voluntary termination of his employment by Mr. Lopez for good reason (each as defined in the U.S. Employment Agreement).

The U.S. Employment Agreement contains normal and customary provisions for voluntary termination by Mr. Lopez or termination for cause. If Mr. Lopez’s employment is terminated due to his death or disability, Scotts LLC will pay to Mr. Lopez or his beneficiary (a) a Prorated Target Annual Bonus Award (prorated based on the date of his termination) and (b) all other benefits as to which he has achieved a vested right. If Mr. Lopez’s employment is involuntarily terminated by Scotts LLC without cause or voluntarily terminated by Mr. Lopez for good reason, Scotts LLC will pay to Mr. Lopez (a) an amount equal to two times his annual base salary at the rate in effect on the date of termination, (b) a Prorated Annual Bonus Award (prorated based on the date of his termination) and (c) all other benefits as to which he has achieved a vested right. If Mr. Lopez’s employment is involuntarily terminated by Scotts LLC without cause or voluntarily terminated by Mr. Lopez for good reason, each following a change in control, Scotts LLC will pay to Mr. Lopez (a) an amount equal to two times the sum of his annual base salary (at the rate in effect on the date of termination) and his Target Annual Bonus Award for the fiscal year of termination, (b) a Prorated Target Annual Bonus Award (prorated based on the date of his termination) and (c) all other benefits as to which he has achieved a vested right.

The foregoing description of Mr. Lopez’s U.S. Employment Agreement is qualified in its entirety by reference to the full text of the U.S. Employment Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired:
Not applicable.

(b) Pro forma financial information:
Not applicable.

(c) Shell company transactions:
Not applicable.

(d) Exhibits:

10.1 - Employment Agreement for Claude Lopez, executed on behalf of The Scotts Company LLC and by Claude Lopez on May 28, 2010, with an effective date of October 1, 2010

10.2 - Form of Performance Unit Award Agreement (with Related Dividend Equivalents) evidencing grant of Performance Units which will be made on October 1, 2010 to Claude Lopez under The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan, as amended (included as Exhibit A to Exhibit 10.1)

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Scotts Miracle-Gro Company

June 4, 2010	By:	/s/ Vincent C. Brockman

Name: Vincent C. Brockman
Title: Executive Vice President, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement for Claude Lopez, executed on behalf of The Scotts Company LLC and by Claude Lopez on May 28, 2010, with an effective date of October 1, 2010